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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported):
                                June 1, 1999



                     MATTHEWS INTERNATIONAL CORPORATION
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           (Exact name of registrant as specified in its charter)


          Pennsylvania             0-9115 and 0-24494         25-0644320
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  (State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)             File Numbers)       Identification No.)


      Two NorthShore Center, Pittsburgh, Pennsylvania           15212
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         (Address of principal executive offices)             (Zip Code)


 Registrant's telephone number, including area code:       (412) 442-8200
                                                           --------------













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 ITEM 2.  ACQUISITION

 On June 1, 1999, Matthews International Corporation ("Matthews") completed the acquisition of the assets of Caggiati S.p.A., which is based in Colorno (Parma), Italy, and its subsidiaries, Caggiati Espana S.A. in Valencia, Spain and Caggiati France S.a.r.l. in Lyon, France. The total purchase price was Lit. 34.6 billion (approximately $19 million) cash plus the assumption of bank debt up to Lit. 10.2 billion (approximately $6 million) and certain other trade liabilities. Matthews paid Lit. 20.2 billion cash at the closing with Lit. 7.2 billion payable one year after the closing date and the remaining Lit. 7.2 billion payable two years after the closing date. Interest at an annual rate of 5% is payable on the deferred payments. The cash payment of Lit. 20.2 billion was financed through borrowings from an Italian bank, Unicredito Italiano, Parma, Italy.

 Caggiati S.p.A., with consolidated annual sales of approximately $25 million (U.S.), is the leading supplier of bronze memorialization products in Europe. The combination of Matthews and Caggiati S.p.A. is an important part of the Matthews' strategy to enhance its position as the worldwide leader in the memorialization industry. This acquisition is designed to serve as a platform for Matthews to penetrate existing European markets, enter new markets in other areas of the world, and improve Matthews' ability to serve existing multi-national customers on a global basis. In addition, Caggiati products are manufactured via die cast, shell molding and lost wax technologies whereas the majority of Matthews' products are produced by sand cast technology. The combination of these manufacturing processes is expected to provide Matthews with opportunities for the introduction of new products to both existing and new markets. Caggiati S.p.A. (which is celebrating its 40th year as a bronze memorial supplier) is considered to be the premier supplier in the markets they serve and has an excellent reputation for high quality products and outstanding customer service.

 Any forward-looking statements contained herein are included pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include economic, competitive and technological factors beyond the Company's control.




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                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MATTHEWS INTERNATIONAL CORPORATION
                                                       (Registrant)


                                        By          Edward J. Boyle
                                            ----------------------------------
                                            Edward J. Boyle
                                            Vice President, Accounting &
                                             Finance, Treasurer and Secretary




 Date: June 10, 1999